EXHIBIT 10AN

                            THIRD AMENDMENT TO LEASE
                                     BETWEEN
                          NEW AVON LIMITED PARTNERSHIP
                                       AND
                             HAEMONETICS CORPORATION

      New Avon Limited Partnership ("Landlord") and Haemonetics Corporation ("Tenant") hereby amend the Lease between the Landlord and Tenant, dated as of July 29, 1997, as amended by a First Amendment to Lease dated August 31, 2002, and a Second Amendment to Lease dated February 10, 2004 (the "Lease").

      Whereas, Landlord and Tenant have reached certain agreements regarding Tenant's extension of the Lease and expansion into adjacent premises;

      Now Therefore, for good, lawful and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and notwithstanding anything in the Lease to the contrary, the Landlord and Tenant hereby agree as follows:

      1. Each of the First Amendment to Lease dated August 31, 2002 and the Second Amendment to Lease date February 10, 2004 are hereby terminated and of no force and effect.

      2. The Lease Term under the Lease is hereby extended from December 1, 2002 to November 30, 2007 (the "Extended Term")and the Lease Termination Date, as set forth in the Lease Information Page shall be November 30, 2007.

      3. Tenant shall lease from Landlord certain premises adjacent to the Demised Premises (shown as the "Additional Space" on the attached Exhibit "A") comprising approximately 13,000 square feet, such that Tenant can take occupancy of the Additional Space as of May 1, 2004, and from and after said May 1, 2004, the Demised Premises shall include the Additional Space.

      4. Annual Rent for the Demised Premises for the Extended Term, effective as of December 1, 2002, and terminating on November 30, 2007, shall be as follows:

Calendar Period                    Annual Rent                      Monthly Rent
---------------                    -----------                      ------------

12/1/02-2/28/03                    $208,800.00                       $17,400.00
3/1/03-2/29/04                     $218,400.00                       $18,200.00
3/1/04-4/30/04                     $228,000.00                       $19,000.00
5/1/04-2/28/05                     $289,750.00                       $24,146.00
3/1/05-2/28/06                     $301,950.00                       $25,163.00
3/1/06-2/28/07                     $317,200.00                       $26,433.00
3/1/07-11/30/07                    $329,400.00                       $27,450.00

Rent is due and payable on the first day of the month without notice or demand.

      5. Tenant's Share of the Real Estate Taxes and Operation Cost (as set forth in the Lease Information Page), shall remain at 31.47% through April 30, 2004, and thereafter shall be 40.09%.

      6. Tenant's Initial Estimated Monthly Payment on Account (as set forth in the Lease Information Page) shall be $2,282.00 for Real Estate Taxes and $2,675.00 for Operating Cost through April 30, 2004, which amounts will increase as of May 1, 2004 (currently estimated to be $3,338.00 and $3,943.00, respectively).

      7. When the Additional Space becomes part of the Demised Premises, the Additional Space shall be delivered to Tenant, in "as is, where is" condition, and broom clean.

      8. Tenant acknowledges that Landlord's obligations under this Lease are conditioned upon the following occurring (i) execution and delivery of a new lease between Landlord and J.N. Muldoon, Inc. upon terms acceptable to Landlord in its sole discretion, and (ii) execution and delivery of an amendment and restatement of lease termination agreement between Landlord and J.N. Muldoon, Inc. upon terms acceptable to Landlord, in its sole discretion. In the event any one of (i) or (ii) does not occur, Landlord may, at its sole option, terminate this Amendment by written notice given to Tenant, and the same shall be void and of no force and effect.

      10. In all other respects the Lease is ratified and confirmed and in full force and effect.


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      Executed as a third amendment of lease under seal on this 15th day of
March, 2004.

LANDLORD:                                  TENANT:

New Avon Limited Partnership               Haemonetics Corporation
by New Avon Development Corp.
its general partner


By:  s/Lawrence J. Rothschild              By:  s/Brad Nutter
    -------------------------------            ---------------------------------
    Lawrence J. Rothschild,                    Brad Nutter, President
    President                                  duly authorized
    duly authorized

Date: 3/15/2004                            Date: 3/15/2004


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